EXHIBIT 23.3


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FELDMAN FINANCIAL ADVISORS, INC.
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                                                   1725 K STREET, NW - SUITE 205
                                                            WASHINGTON, DC 20006
                                             (202) 467-6862 o FAX (202) 467-6963




January 15, 1999


Board of Trustees
Nesquehoning Savings Bank
301 West Catawissa Street
Nesquehoning, Pennsylvania 18240
Gentlemen:

We hereby consent to the use of our firm's name, Feldman Financial Advisors, Inc., in the offering prospectus and regulatory merger applications filed by First Star Bancorp, Inc. and First Star Savings Bank, and any amendments thereto, for our Pro Forma Valuation Appraisal ("Appraisal") regarding the valuation of Nesquehoning Savings Bank in connection with its Merger Conversion with First Star Bancorp, Inc., and our opinion ("Opinion") regarding subscription rights, both filed as exhibits to the regulatory merger applications. We also consent to the use of our firm's name and the inclusion of, summary of, and references to our Appraisal and Opinion in the offering prospectus and any amendments thereto.


Sincerely,


/s/Feldman Financial Advisors, Inc.

FELDMAN FINANCIAL ADVISORS, INC.